SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C.  20549

                           FORM 8-K

                        CURRENT REPORT
              PURSUANT TO SECTION 12 OR 15(d) OF THE
                  SECURITIES EXCHANGE ACT OF 1934

	Date of Report (Date of earliest event reported):  October 31, 1996


                   Kash n' Karry Food Stores, Inc.
          (Exact Name of Registrant as Specified in Charter)

         Delaware            0-25260             95-4161591
(State or Other Juris-      (Commission File     (IRS Employer
diction of Incorporation)    Number)             Identification
No.)


  6422 Harney Road, Tampa, Florida                33610
(Address of principal executive offices)          (Zip Code)

	Registrant's telephone number, including area code: (813) 621-0200

_________________________________________________________________
  (Former Name or Former Address, if Changed Since Last Report)







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Item 5.	Other Events.

     On October 31, 1996, Kash n' Karry Food Stores, Inc., a Delaware corporation (the "Company"), entered into an Agreement and Plan of Merger (the "Merger Agreement"), by and among Food Lion, Inc., a North Carolina corporation ("Parent"), KK Acquisition Corp., a Delaware corporation ("Sub") and a wholly-owned subsidiary of Parent, and the Company.

     Following the satisfaction of the conditions to the consummation of the Merger (as hereinafter defined), as a result of the Merger, Sub will be merged with and into the Company (the "Merger") with the Company to continue as the surviving corporation. In the Merger, each share of the Company's common stock, par value $.01 per share (the "Common Stock"), other than shares of Common Stock cancelled pursuant to the Merger Agreement or shares of Common Stock the holders of which have exercised appraisal rights under Delaware Law, will be converted into the right to receive $26.00 per share, in cash. The Merger is conditioned, among other things, upon the approval of the holders of at least a majority of the outstanding shares of Common Stock entitled to vote thereon and upon the expiration of certain regulatory waiting periods.

     To induce Parent and Sub to enter into the Merger Agreement, several stockholders of the Company (each a "Certain Stockholder") entered into a Stockholders Agreement dated
October 31, 1996 with Parent and Sub (the "Stockholders Agreement"), pursuant to which, among other things, each Certain Stockholder agrees to vote its shares of Common Stock to approve the Merger Agreement and in favor of the Merger, and grants to the Sub an irrevocable option to purchase the Common Stock owned by such Certain Stockholder. Collectively, the Certain Stockholders own approximately 67% of the outstanding shares of Common Stock.

     On October 30, 1996, prior to the execution of the Merger Agreement, the Company amended its Rights Agreement (the "Rights Amendment"), dated as of April 13, 1995, by and between Fleet National Bank (successor to Shawmut Bank Connecticut, N.A.), as Rights Agent (the "Rights Agreement"), with the effect of exempting the events and transactions contemplated by the Merger Agreement from the Rights Agreement.

     The Merger Agreement, the Rights Amendment and the
Stockholders Agreement are attached hereto as Exhibits 2, 4 and
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                                                                3

10, respectively, and are incorporated herein by reference. The foregoing descriptions of the Merger Agreement, the Rights
Amendment and the Stockholders Agreement are qualified in their entirety by reference to those documents filed hereto as exhibits.

     Additional information with respect to the transaction is included in the press release issued October 31, 1996 attached hereto as Exhibit 99.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(a)             Not Applicable.

(b)             Not Applicable.

(c)  Exhibit No.   Description

      (2)          Agreement and Plan of Merger, dated as
                   of October 31, 1996, by and among Food
                   Lion, Inc., KK Acquisition Corp. and
                   Kash n' Karry Food Stores, Inc.

      (4)          Second Amendment to the Rights
                   Agreement, dated as of October 30, 1996, between Kash n' Karry Food Stores, Inc.
                   and Fleet National Bank (successor to
                   Shawmut Bank Connecticut, N.A.), as
                   Rights Agent.

      (10)         Stockholders Agreement, dated as of
                   October 31, 1996, among Food Lion, Inc.,
                   KK Acquisition Corp., Kash n' Karry Food
                   Stores, Inc. and the stockholders of
                   Kash n' Karry Food Stores, Inc.
                   signatory thereto.

      (99)         Food Lion, Inc. and Kash n' Karry Food
                   Stores, Inc. Press Release, dated
                   October 31, 1996.

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                                                               4

                              SIGNATURES



          Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                               KASH N' KARRY FOOD STORES, INC.



Date:  November 1, 1996        By: /s/ Ronald E. Johnson
                                  -------------------------------
                                  Name:  Ronald E. Johnson
                                  Title:  Chairman of the Board,
                                          President and Chief
                                          Executive Officer
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                                                            5


                 KASH N' KARRY FOOD STORES, INC.

            EXHIBIT INDEX TO CURRENT REPORT ON FORM 8-K

                           Exhibit


    (2) Agreement and Plan of Merger, dated as of October 31, 1996, by and among Food Lion,
         Inc., KK Acquisition Corp. and Kash n'
         Karry Food Stores, Inc.

    (4) Second Amendment to the Rights Agreement, dated as of October 30, 1996, between Kash n' Karry Food Stores, Inc. and Fleet
         National Bank (successor to Shawmut Bank
         Connecticut, N.A.), as Rights Agent.

    (10) Stockholders Agreement, dated as of October 31, 1996, among Food Lion, Inc., KK
         Acquisition Corp., Kash n' Karry Food
         Stores, Inc. and the stockholders of Kash n' Karry Food Stores, Inc. signatory thereto.

    (99) Food Lion, Inc. and Kash n' Karry Food
         Stores, Inc. Press Release, dated
         October 31, 1996.